UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2012

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Michigan	000-23661	38-3317208
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

30142 Wixom Road, Wixom, Michigan 48393

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (248) 960-9009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On November 23, 26 and 27, 2012, Rockwell Medical, Inc. (the “Company”) and the holders of warrants to purchase a total of 1,079,169 shares of Company common stock at $7.18 per share issued in the Company’s November 2007 private offering (the “Private Offering Warrants”) agreed to extend the expiration date for the Private Offering Warrants from November 28, 2012 to January 28, 2013. On November 22, 2012, the holder of warrants to purchase 80,000 shares of Company common stock at $10.00 per share issued to a sales agent in the November 2007 offering (the “Sales Agent Warrants”) agreed to extend the expiration date for the Sales Agent Warrants from November 28, 2012 to November 28, 2013. All of the warrants became exercisable on November 28, 2008 and none have been exercised. To the extent the amendments constitute an issuance of securities, the deemed exchange of the original warrants for warrants with the modified terms for no additional consideration and without paying remuneration for soliciting such exchange was exempt under Section 3(a)(9) of the Securities Act.

The foregoing does not purport to be a complete description of the warrant amendments and is qualified in its entirety by reference to the full text of the warrant amendments, which are attached hereto as Exhibits 4.15 and 4.16 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit number	Exhibit Description

4.15	Form of Amendment to Common Stock Warrant, dated November 23, 26 or 27, 2012, amending warrants issued in private offering in November 2007

4.16	Amendment to Common Stock Warrant, dated November 22, 2012, amending warrant issued to RJ Aubrey IR Services LLC in November 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: November 28, 2012	By:	/s/ Thomas E. Klema
Thomas E. Klema
Its: Chief Financial Officer

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